UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 7, 2011

Prudential Bancorp, Inc. of Pennsylvania
(Exact name of registrant as specified in its charter)

Pennsylvania	000-51214	68-0593604
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1834 Oregon Avenue, Philadelphia, Pennsylvania		19145
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(215) 755-1500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item    8.01        Other Events

(a)           An Annual Meeting of Shareholders of Prudential Bancorp, Inc. of Pennsylvania (the "Company") was held on February 7, 2011.

(b)           There were 10,031,369 shares of common stock of the Company eligible to be voted at the Annual Meeting and 9,531,272 shares represented in person or by proxy at the Annual Meeting, which constituted a quorum to conduct business at the meeting.

The items voted upon at the Annual Meeting and the vote for each proposal were as follows:

1.           Election of directors for a three year term:

	FOR	WITHHELD	BROKER NON VOTES
Francis V. Mulcahy, Esq.	8,711,996	283,523	535,753
Joseph W. Packer, Jr.	8,601,881	393,638	535,753

2.	To ratify the appointment of S.R. Snodgrass, A.C. as the Company’s independent registered public accounting firm for the year ending September 30, 2011.

FOR	AGAINST	ABSTAIN
9,442,947	86,979	1,346

Each of the nominees were elected as directors and each of the proposals were adopted by the shareholders of the Company at the Annual Meeting.

3.           Non-binding resolution to approve the compensation of our named executive officers:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

8,688,761	293,169	13,589	535,753

4.           Advisory vote on the frequency of the non-binding resolution to approve the compensation of our named executive officers:

FOR THREE YEARS	FOR TWO YEARS	FOR EVERY YEAR	ABSTAIN	BROKER NON-VOTES

8,347,146	5,045	629,440	13,888	535,753

Each of the nominees were elected as directors, the proposal to ratify the appointment of S.R. Snodgrass, A.C. as the Company’s independent registered public accounting firm for the year ending September 30, 2011, and the proposal to adopt a non-binding resolution to approve the compensation of our named executive officers was adopted by the stockholders of the Company at the Annual Meeting. In addition, with respect to the advisory vote, three years received a majority of the votes cast on the advisory vote on the frequency of the presentation of the non-binding resolution to approve the compensation of our named executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRUDENTIAL BANCORP, INC. OF PENNSYLVANIA

	By:	/s/Joseph R. Corrato
	Name:	Joseph R. Corrato
	Title:	Executive Vice President and Chief Financial Officer

Date: February 9, 2011

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